EXHIBIT 3(i)

Exhibit 3(i) – Articles of Incorporation

CERTIFICATE OF INCORPORATION

OF

TWILIGHT PRODUCTIONS LTD.

FIRST. The name of this corporation shall be: TWILIGHT PRODUCTIONS LTD.

SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is CORPORATE AGENTS, INC.

THIRD. The purpose or purposes of the corporation shall be: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares of stock which this corporation is authorized to issue is: One Million (1,000,000) Shares With A Par Value Of $.001 Per Share, Amounting To One Thousand Dollars ($1,000.00).

FIFTH. The name and mailing address of the incorporator is as follows:

Lamont W. Jones

Corporate Agents, Inc.

1013 Centre Road

Wilmington, DE 19805

SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this ninth day of March, A.D. 1994.

Lamont W. Jones
Incorporator

CERTIFICATE

FOR RENEWAL AND REVIVAL OF CHARTER

OF

TWILIGHT PRODUCTIONS LTD.

TWILIGHT PRODUCTIONS LTD., a corporation organized under the laws of the State of Delaware, the Certificate of Incorporation of which was filed in the Office of the Secretary of State on the ninth day of March A.D. 1994, the charter of which was voided for nonpayment of taxes, now declares to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1. The name of this corporation is: TWILIGHT PRODUCTIONS LTD.

2. Its registered office in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, County of New Castle and its registered agent is THE COMPANY CORPORATION.

3. The date when the restoration, renewal, and revival of the charter of this company is to commence is the twenty-eighth day of February, A.D., 1998, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

4. This corporation was duly organized and carried on the business authorized by its charter until the first day of March, A.D., 1998, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, TWILIGHT PRODUCTIONS LTD. has caused this certificate to be signed by Art Beroff this 11th day of September A.D., 1998.

Authorized Officer

AMENDED CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

TWILIGHT PRODUCTIONS LTD.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is TWILIGHT PRODUCTIONS LTD.

2. The certificate of incorporation of the corporation is hereby amended by taking out Article FOURTH hereof and by substituting in lieu of said Article the follow new Article:

“FOURTH: The total number of shares of stock which this corporation is authorized to issue is: Twenty million (20,000,000) shares with a par value of $.001 per share, amounting to Twenty Thousand Dollars ($20,000).”

3. The amendment of the certificate of incorporation herein contained has been duly amended and written consent has been given in accordance with the provisions of sections 238 and 242 of the General Corporation Law of the State of Delaware.

Signed on September 14, 1998.

ART BEROFF

AMENDMENT TO CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

TWILIGHT PRODUCTIONS LTD.

Twilight Productions Ltd., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that Article FIRST of the Certificate of Incorporation of Twilight Productions Ltd. be, and hereby is, amended to read as follows:

FIRST. The name of the corporation shall be ADVANT-E CORPORATION.

SECOND: That in lieu of a meeting and vote of stockholders, Eighty-Two Percent (82%) of the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Twilight Productions Ltd. has caused this certificate to be signed by Jason K. Wadzinski, its President, this 6th day of September, 2000.

TWILIGHT PRODUCTIONS LTD.

By:	/s/ Jason K. Wadzinski
Jason K. Wadzinski, President

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

ADVANT-E CORPORATION

Advant-e Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that, upon approval of the shareholders of the Corporation, Article IV of the Corporation’s Certificate of Incorporation be amended to read in its entirety as follows:

“FOURTH. The total number of shares of stock that this corporation is authorized to issue is:

One Hundred Million (100,000,000) Shares with a par value of $.001 per share, amounting to One Hundred Thousand Dollars ($100,000).”

SECOND, that in lieu of a meeting and vote of shareholders, 54.4% of the shareholders has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD, that the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Advant-e Corporation has caused this Certificate to be signed by Jason K. Wadzinski, its President, this 30th day of October, 2009.

ADVANT-E CORPORATION

/s/ Jason K. Wadzinski
Jason K. Wadzinski